As filed with the Securities and Exchange Commission on
                                February 25, 1998
===================================================================

                                     Registration No: 333-_________
===================================================================
                SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ---------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ---------------


                          TREASURY INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)
                              ---------------


        Delaware                                   98-0160284
    (State or Other                             (I.R.S. Employer
    Jurisdiction of                           Identification No.)
    Incorporation or
     Organization)
                               ---------------



                          Treasury International, Inc.


           1183 Finch Avenue West, North York, Ontario M3J 2G2
             (Address of Principal Executive Offices)
                               ---------------


        Treasury International, Inc. 1995 Stock Option Plan
                            (Full Title of the Plan)
                               ---------------


                                    James Hal
                                    President
                          Treasury International, Inc.
                             1183 Finch Avenue West
                           North York, Ontario M3J 2G2
                                     Canada
                                  (914) 666-3200
     (Name, Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Agents for Service)
                               ---------------


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------
                                Proposed    Proposed
    Title of       Amount to     Maximum     Maximum     Amount of
   Securities         be        Offering    Aggregate   Registration
to be Registered  Registered      Price     Offering      Fee(2)
                      (1)          Per       Price(2)
                                Share(2)
---------------------------------------------------------------------
---------------------------------------------------------------------
  Common Stock    10,000,000      $.02       $200,000       $60
---------------------------------------------------------------------

(1) Represents shares of Common Stock issuable to pursuant to options granted under the Treasury International, Inc. 1995 Stock Option Plan, which issuance is to occur from time to time after the time of filing and effectiveness of this Registration Statement on Form S-8. In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of Option as may become issuable pursuant to the provisions of the Treasury International, Inc. 1995 Stock Option Plan described herein pursuant to the anti-dilution provisions thereof.

(2) Pursuant to Rule 457(c), the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee are based upon the basis of the bid and asked price within a five business days prior to the date of the filing.


===============================================================================

                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

      The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

      (a) Annual Report on Form 10-KSB for the fiscal year ended January 31, 1997;

      (b) Quarterly Reports on Form 10-QSB for the quarters ended April 30, 1997, July 31, 1997 and October 31, 1997; and

      (c) the description of the Company's Common Stock contained in its Registration Statement on Form 10-SB, as amended, originally filed on October 21, 1996, and including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the Company's Common Stock contained therein.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this registration statement (the "Registration Statement") and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

      Not required.

Item 5.    Interests of Named Experts and Counsel.

      No expert or counsel was hired on a contingent basis, will receive any direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Item 6.    Indemnification of Directors and Officers.

      The Company is required by its By-Laws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that the Company is permitted to indemnify. The Company's Certificate of Incorporation specifically requires indemnification of such parties to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law.

      Section 102(b)(7) of the Delaware General Corporation Law generally allows the Company to indemnify its directors except in the event of: (1) a breach of the duty of loyalty to the Company or its stockholders; (2) an act or omission that involves intentional misconduct or a knowing violation of the law and an act or omission not in good faith; (3) liability arising under Section 174 of the Delaware General Corporation Law relating to unlawful stock purchases, redemptions, or payment of dividends; or (4) a transaction in which the potential indemnitee received an improper personal benefit.

      Section 145 of the Delaware General Corporation Law permits the Company to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlements actually and reasonably incurred in relation to any action, suit, or proceeding brought by third parties because they are or were directors, officers, employees or agents of the Company. In order to be eligible for such indemnification, however, the directors, officers, employees or agents of the Company must have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company. In addition, with respect to any criminal action or proceeding, the officer, director, employee or agent must have had no reason to believe that the conduct in question was unlawful.

      In derivative actions, the Company may only indemnify its officers, directors, employees and agents against expenses actually and reasonably incurred in connection with the defense or settlement of a suit, and only if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company. Indemnification is not permitted in the event that the director, officer, employee or agent is actually adjudged liable to the Company unless, and only to the extent that, the court in which the action was brought so determines.

Item 7.    Exemption From Registration Claimed.

      Not applicable.

Item 8     Exhibits.

      Exhibit
      Number    Description

      4         Treasury International 1995 Stock Option Plan

      5         Opinion of Piper & Marbury L.L.P.

      23.1 Consent of Piper & Marbury L.L.P. (contained in Exhibit 5).

      23.2      Consent of Bromberg & Associates

Item 9.    Undertakings.

(a)   The undersigned registrant hereby undertakes to:

           (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                (i)  include      any     prospectus
           required    by   section    10(a)(3)   of
           Securities  Act of 1933,  as amended (the
           "Securities Act");

                (ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                (iii) include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) for the purpose of determining any liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North York, Ontario, on this 24th day of February, 1998.

                          TREASURY INTERNATIONAL, INC.


                         By: /S/ James Hal
                          James Halioua a/k/a James Hal
                          President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ James Hal              President and Chief Executive   February 24, 1998
James Hal                 Officer and Director


/s/ Howard Halpern        Chief Financial Officer         February 24, 1998
Howard Halpern


/s/ Mark Halioua          Director                        February 24, 1998
Mark Halioua


/s/ Robert Abourmad       Director                        February 24, 1998
Robert Abourmad

                                  EXHIBIT INDEX

      Exhibit
      Number    Description

      4         Treasury  International, Inc. 1995  Stock  Option Plan

      5         Opinion of Piper & Marbury L.L.P.(contains Consent of Counsel).

      23.1      Consent of Piper & Marbury  L.L.P. (contained in Exhibit 5).

      23.2      Consent of Bromberg & Associates

                                                                      Exhibit 4

                          TREASURY INTERNATIONAL, INC.
                             a Delaware Corporation
                              (the "Company")

                             1995 STOCK OPTION PLAN

(As adopted by the Board of Directors and Shareholders on the 18th day of August 1995)

      1.   Purposes

           The Company's 1995 Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions of substantial responsibility with the Company and its subsidiaries, if any, and to provide additional incentive to such persons to exert their maximum efforts toward the success of the Company. The Plan is also intended to provide and encourage stock ownership by officers, directors, employees and consultants of the Company and to afford such persons the right to increase their proprietary interest in the Company. The above aims will be effectuated through the granting of certain options ("Options") to purchase shares of the Company's common stock, par value $.0001 per share (the "Common Stock"). Under the Plan, the Company may grant "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Options which are not intended to be ISOs ("Non-Qualified Options").

      2.   Administration of the Plan.

      The Plan shall be administered by a committee (the "Committee") consisting of at least one (1) person, appointed by the Board of Directors of the Company (the "Board of Directors"). Within the limits of the express provisions of the Plan, the Committee shall have the authority, in its discretion, to take the following actions under the Plan:

      (a) to determine the individuals to whom, and the time or times at which, Options shall be granted, the number of shares of Common Stock to be subject to each of the Options and whether such Options shall be ISOs or Non-Qualified Options,

      (b)  to interpret the Plan;

      (c)  to   prescribe,   amend  and   rescind   rules  and
regulations relating to the Plans;

      (d) to determine the terms and provisions of the respective stock option agreements granting Options, including the date or dates upon which Options shall become exercisable, which terms need not be identical;

      (e)  to  accelerate  the  vesting  of  any   outstanding
Options; and

      (f) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

      In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, and such other factors as the Committee, in its discretion, shall deem relevant. An individual to whom an Option has been granted under the Plan is referred to herein as an "Optionee". The Committee's determinations on the matters referred to in this Section 2 shall be conclusive.

      3.   Shares Subject to the Plan.

      (a) The total number of shares of Common Stock for which Options may be granted under the Plan shall be 10,000,000.

      (b) The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of outstanding Options. The shares of Common Stock to be issued upon exercise of Options shall be authorized and unissued or reacquired shares of Common Stock.

      (c) The shares of Common Stock relating to the unexercised portion of any expired, terminated or canceled Option shall thereafter be available for the grant of new Options under the Plan.

      4.   Eligibility.

      (a) Options may be granted under the Plan only to directors, employees and consultants of the Company or any "subsidiary corporation" of the Company within the meaning of Section 424 (f) of the Code (a "Subsidiary"). The term "Company" when used in the context of an Optionee's employment, shall be deemed to include the Company and its Subsidiaries.

      (b) Nothing contained in the Plan shall be construed to limit the right of the Company to grant stock options otherwise than under the Plan for proper corporate purposes.


      5.   Terms of Options.

      The terms of each Option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:

      (a) The purchase price of the shares of Common Stock subject to each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; provided, however, that in no event shall such purchase price be less than the Fair Market Value (as defined in paragraph (g) of this Section
5) of the shares of Common Stock as of the date such Option is granted.

      (b) The dates on which each Option (or portion thereof) shall be exercisable shall be fixed by the Committee, in its discretion, at the time such Option is granted.

      (c) The expiration of each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date of its grant and each Option shall be subject to earlier termination as determined by the Committee, in its discretion, at the time such Option is granted.

      (d) Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee (Attention: Corporate Secretary) of written notice of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Committee at the time of grant, payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company of shares of Common Stock having a Fair Market Value equal to such purchase price, (iii) by delivery to the Company of shares of Common Stock having a Fair Market Value equal to such purchase price, (iv) at the discretion of the Committee, by simultaneously exercising Options and selling the shares of Common Stock acquired thereby, pursuant to a brokerage or similar arrangement approved by the Committee, and using the proceeds as payment of such purchase price, or (v) by any combination of the methods of payment described in
(i) through (iv) above.

      (e) An Optionee shall not have any of the rights of a holder of the Common Stock with respect to the shares of Common Stock subject to an Option until such shares are issued to such Optionee upon the exercise of such Option.

      (f) An option shall not be transferable, except by will or the laws of descent and distribution, and during the lifetime of an Optionee, may be exercised only by the Optionee. No Option granted under the Plan shall be subject to execution, attachment or other process.

      For the purposes of the Plan, the Fair Market Value of the Common Stock as of any date shall be as determined by the Committee and such determination shall be binding upon the company and upon the Optionee. The Committee may make such determination (i) if the Common Stock is not then listed and traded upon a recognized securities exchange, upon the basis of the mean between the bid and asked quotations on the relevant date (as reported by a recognized stock quotation service) or, if there are no such bid and asked quotations on the relevant date, then upon the basis of the mean between the bid and asked quotations on the date nearest the relevant date or (ii) in case the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System National Market System ("NASDAQNMS") or listed on one or more national securities exchanges, the Fair Market Value of the Common Stock as of any date shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock reported on the NASDAQ-NMS or the principal national securities exchange on which the Common Stock is listed and traded on the immediately preceding date, or, if there is no such sale on that date, then on the last preceding date, on which such a sale was reported.

      6.   Special Provisions Applicable to ISOs.

      The following special provisions shall be applicable to ISOs granted under the Plan.

      (a) No ISOs shall be granted under the Plan after ten (10) years from the earlier of (i) the date the Plan is adopted, or (ii) the date the Plan is approved by the Company's shareholders as provided in Section 10 hereof.

      (b) If an ISO is granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price of the shares subject to the Option shall not be less than 110% of the Fair Market Value of such shares as of the date such Option is granted.

      (c) If the aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year exceeds $100,000, such ISOs shall be treated, to the extent of such excess, as Non-Qualified Options. For purposes of the preceding sentence, the Fair Market Value of the Common Stock shall be determined at the time the ISOs covering such shares were granted.

      7.   Adjustment upon Changes in Capitalization.

      (a) In the event that the outstanding shares of Common Shares are changed by reason of reorganization, reclassification, stock split, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee in the aggregate number of shares of Common Stock available under the Plan and in the number of shares of Common Stock and price per share of Common Stock subject to outstanding Options. If the Company shall be sold, reorganized, consolidated, taken private, or merged, with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged (a "Corporate Event"), an Optionee shall at the time of issuance of the stock under such Corporate Event be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such Corporate Event as if he had been, immediately prior to such event, the holder of the number of Common Stock covered by his Option, provided, however, that the Committee may, in its discretion, (i) accelerate the exercisabilility of outstanding Options, and shorten the term thereof, to any date prior to the occurrence of such Corporate Event, or (ii) provide for the cancellation of outstanding Options in exchange for cash equal to the aggregate in-the-money value of such Options at the time of such Corporate Event, as determined in its discretion.

      (b) Any adjustment under this Section 7 in the number of shares of Common Stock subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

      8.   Termination, Modification and Amendment.

      (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board of Directors, and no Option shall be granted after termination of the Plan.

      (b) The Plan may at any time be terminated or, from time to time, be modified or amended by the Board of Directors; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the shares of the capital stock of the Company present in person or by proxy and entitled to vote at a meeting duly held in accordance with Delaware law, (i) increase (except as provided by Section 7) the maximum number of shares of Common Stock as to which Options may be granted under the Plan, (ii) reduce the minimum purchase price at which Options may be granted under the Plan, (ii) reduce the minimum purchase price at which Options may be granted under the Plan, or (iii) change the class of persons eligible to receive Options under the Plan.

      (c) No termination, modification or amendment of the plan adversely affect the rights conferred by any Options without the consent of the affected Optionee.

      9.   Effectiveness of the Plan.

      The Plan shall become effective upon adoption by the Board of Directors of the Company, subject to the approval by the shareholders of the Company. Options may be granted under the Plan prior to receipt of such approval, provided that, in the event such approval is not obtained, the Plan and all Options granted under the Plan shall be null and void and of no force and effect.

      10.  Not a Contract of Employment.

      Nothing contained in this Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any Optionee any right to remain in the employ of the Company or any Subsidiary.

      11.  Governing Law.

      The Plan shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws thereof

      12.  Withholding.

      As a condition to the exercise of any Option, the Committee may require that an Optionee satisfy, through withholding from other compensation or otherwise, the full amount of federal, state and local income taxes required to be withheld in connection with such exercise.

                                                                     Exhibit 5




                                 PIPER & MARBURY
                                     L.L.P.
                           1251 Avenue of the Americas
                               NEW YORK, NEW YORK
                                  10020-1104                     WASHINGTON
                                 212-835-6000                    NEW YORK
                             FAX: 212-835-6001                   PHILADELPHIA
                                                                 EASTON

                                February 25, 1998



Treasury International, Inc.
1183 Finch Avenue West, Suite 508
North York, Ontario, Canada M3J 2G2

Gentlemen:

      We have acted as counsel to Treasury International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 10,000,000 shares of common stock, par value $.0001 per share, of the Company (the "Shares") pursuant to a Registration Statement on Form S-8 of the Company (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). The Shares (i) have been or may be offered for purchase and issued pursuant to the Treasury International, Inc. 1995 Stock Option Plan (the "Plan") and (ii) once issued pursuant to options granted under the Plan to certain selling stockholders may be reoffered and resold by such selling stockholders. This opinion is being provided at your request in connection with the filing of the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Registration Statement.

      In this capacity, we have examined the Registration Statement, the Plan, the Articles of Incorporation and By-Laws of the Company, the proceedings of the Board of Directors of the Company relating to the authorization of the issuance of the Shares, and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed relevant or necessary to the opinion as set forth below. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied on an officer's certificate and have not independently verified the matters stated therein.

      Based upon the foregoing, we are of the opinion and so advise you that the Shares, when issued, sold and delivered upon the exercise of any or all of the options in the manner described in the prospectus included in the Registrations Statement are, or when issued and delivered as contemplated in the Registration Statement and in accordance with the Plan, will be, validly issued, fully-paid and non-assessable.

      The opinion expressed in this letter is solely for the use of the Company in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval other than the Company's transfer agent in connection with the issuance of the shares upon exercise of options granted under the Plan. The opinion expressed in this letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, the firm does not admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                                  Exhibit 23.2


      Bromberg & Associate
      Chartered Accountants


      The Board of Directors
      Treasury International, Inc.:

      We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                    Bromberg & Associates

      Downsviw, Ontario
      February 16, 1998